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                                 EXHIBIT TO S-4
                             REGISTRATION STATEMENT
                                  EXHIBIT 99.C



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                                     PROXY



         PROXY FOR SPECIAL MEETING OF UNITED FINANCIAL BANCORP, INC.
                              VINCENNES, INDIANA

         KNOW ALL MEN BY THESE PRESENTS, that I, the undersigned shareholder of United Financial Bancorp, Inc., do hereby nominate, constitute, and appoint__________,_________and___________, or any one of them (with full power of substitution for me and in my name, place and stead) to vote all the common stock of said Corporation, standing in my name on its books on ________, 1995, at the Special Meeting of its shareholders to be held at the main office of the Corporation at Beckes Student Union on the campus of Vincennes University, North Second Street, on _______, 1995, at __ a.m./p.m. local time, or any adjournments thereof with all the powers the undersigned would possess if personally present as follows:

1. To ratify, confirm, approve and adopt an Agreement and Plan of Merger dated December 28, 1994, (the "Agreement") by and between United and National City Bancshares, Inc., an Indiana corporation and bank holding company ("NCBE"), with such agreement providing for, among other things, the merger of United with and into NCBE. Each outstanding share of United Common Stock will be converted into NCBE Common Stock in accordance with the terms of the Agreement. As a result of the proposed merger, United will become a wholly owned subsidiary of NCBE.


         [ ] For                     [ ] Against                 [ ] Abstain

2. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

         This proxy confers authority to vote "FOR" the propositions listed above unless "AGAINST" or "ABSTAIN" is indicated. If any other business is presented at said meeting, this proxy shall be voted in accordance with the recommendations of management. All shares represented by properly executed proxies will be voted as directed.

         The Board of Directors recommends a vote "FOR" the propositions. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and may be revoked prior to its exercise by either written notice or personally at the meeting or by a subsequently dated proxy.

Date:_______________________, 1995      _______________________________

                                        _______________________________ (L.S.)
                                                  (Signature(s) of
                                                  Shareholder(s))

(When signing as Attorney, Executor, Administrator, Trustee, or Guardian, please give full title. If more than one Trustee, all should sign. All joint owners must sign.)